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EXHIBIT 23.  Consent of Independent Auditors
National Commerce Bancorporation and Subsidiaries
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We consent to the incorporation by reference in this Annual Report (Form 10-K)
of National Commerce Bancorporation of our report dated January 27, 2000, included in the 1999 Annual Report to Shareholders of National Commerce Bancorporation.

We also consent to the incorporation by reference in the Registration Statements (Form S-8: Nos. 33-23100, 33-38552 and 33-88440; Form S-3: Nos 333-53587, 333-
60953 and 333-76499 and Form S-4: No. 333-30746) of National Commerce Bancorporation and in the related Prospectuses of our report dated January 27, 2000, with respect to the consolidated financial statements of National Commerce Bancorporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1999.



                                         /s/ Ernst & Young LLP
                                         ---------------------
                                         Ernst & Young LLP

Memphis, Tennessee
March 22, 2000